FOR IMMEDIATE RELEASE
New York, New York
December 2, 2010

Oak Tree Educational Partners Announces Closing of
Acquisitions and Related Financing

NEW YORK—(BUSINESS WIRE)—Oak Tree Educational Partners, Inc. (“Oak Tree” or the “Company”) (OTCBB:FHMS.OB), a provider of vocational, training and technical education services, announced hereto today that it has completed the acquisition of Culinary Tech Center LLC, Professional Culinary Institute LLC and Educational Training Institute, Inc. (collectively, the “Culinary Group”). The Culinary Group, formerly owned by industry veterans Joseph Monaco and Harold Kaplan, offers comprehensive vocational programs with industry internships in Culinary Arts, Hotel Operations and Customer Service.  Programs are designed for students referred by a variety of local, state and federal agencies.

The purchase price for the Culinary Group was $4.5 million in cash and shares of Oak Tree’s common stock, with additional shares of Oak Tree common stock to be issued in the event that the Culinary Group’s EBITDA for the year ending December 31, 2011 exceeds a specified target.  At the closing of the Culinary Group acquisition, Messrs. Monaco and Kaplan became Executive Vice Presidents of Oak Tree.

The cash portion of the purchase price of the Culinary Group was financed by Oak Tree through a $10 million senior secured acquisition debt facility provided by Deerpath Funding, LP (“Deerpath”) a NYC-based provider of financing to middle market companies. West End Capital and Advisory, Inc., a NYC-based investment and advisory firm, advised Oak Tree in its negotiations with Deerpath.

“We are pleased to have the Culinary Group join our growing family of training, vocational and technical schools,” said Anil Narang, President of Oak Tree.  “The Culinary Group and its principals, Joe Monaco and Harold Kaplan, have an outstanding and lengthy track record in providing vocational and training services, with a combined   60 years of experience in this industry.”

Commenting on the acquisition of Culinary Group, Joe Monaco said, “Harold and I are both delighted to be a part of Oak Tree and are looking forward to building a larger education and training company through future acquisitions and organic growth.  We believe being a public company and having access to growth capital through Deerpath will greatly facilitate that strategy.”

About Oak Tree Educational Partners, Inc.

Oak Tree was founded in July 2009 by Kinder Investments LP (one of the founders of Bridgepoint Education, Inc. – NYSE: BPI), Anil Narang, and Joseph Bianco for the purpose of acquiring for-profit training and education companies.  In December 2009, Oak Tree became a public company (OTCBB: FHMS.OB) through a reverse merger with a publicly traded company.  The Company’s first acquisition, which closed in August 2009, was Valley Anesthesia which provides a comprehensive test preparation program for the National Certifying Exam for nurse anesthetists.  Its second acquisition, which closed in December 2009, was Training Direct, Inc., which provides traditional and distance learning training courses principally in the healthcare industry.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," “will,” "expect," "intend," "anticipate," "estimate," “should,” "project" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K as updated in its Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:
Oak Tree Educational Partners, Inc.
Kellis Veach, CFO
(561) 218-3177